Exhibit 99.2

pebblebrook HOTEL TRUST

w boston
boston, massachusetts

Property Information:

Acquisition Price:	$89.5M ($381K per room)
Location:	Boston, MA
Acquired:	June 8, 2011
Rooms:	235
Type:	Luxury, Full-Service
Built :	2009

Historic Performance and Valuation:

Estimated Discount to Replacement Cost:	30%
2010 Occupancy:	75%
2010 ADR:	$243
Forward 12-Month Cap Rate (Projected EBITDA)[(1)]:	5.7% - 6.3%
Forward 12-Month Cap Rate (Projected NOI)[(1)] :	4.5% - 5.0%

(1) Based on previously disclosed forecasted net operating income after capital reserves ("NOI") and previously disclosed forecasted hotel earnings before interest, taxes, depreciation and amortization ("EBITDA")

Property Highlights:
- 235 luxuriously-appointed guest rooms that include the signature W bed, panoramic views, fully wired technology, state-of-the-art entertainment and Bliss Spa bath amenities
- 5,000 square feet of indoor meeting space in 9 meeting rooms with integrated audio systems, built-in recessed screens and light dimming and control systems
- Market by Jean-Georges is a full-service restaurant that serves classic dishes recreated and reinvented with eclectic flair
- Bliss Spa offers upscale services and amenities including massages, body treatments/wraps, manicures/pedicures, facials, waxing and a retail store
- SWEAT Fitness Center is an 1,100 square-foot fully-equipped fitness center
- Onsite valet and 142 garage parking spaces


Guestroom


Lobby

Market Highlights:

Market Overview:
- The Greater Boston metropolitan area has the sixth-largest economy in the country.
- The Boston hotel market (Downtown/Airport) has commenced a significant recovery with 2010 RevPAR up 12% from 2009.
- Compounded annual RevPAR growth for Boston's CBD was 9.1% from 1995 to 2000 and 10.2% from 2003 to 2007, the two most recent prior recovery periods.


Exterior

Demand Generators:
- Boston's colleges and universities are a major demand driver of the regional economy, offering significant stability and long-term growth:
  - *-There are a total of 52 institutions of higher education in metropolitan Boston*
- Premier tourism destination for national and international travelers
  - *-$7.2 billion spending impact in 2010*
- Well diversified economy, with major economic contributions from a wide variety of industries
- 2 convention centers with almost 1 million SF of exhibition and meeting space
- First-class sports, dining, entertainment, musical and cultural activities:
  - *-5 major professional sports teams: Boston Bruins, New England Patriots, Boston Red Sox, Boston Celtics, New England Revolution*


Boston Downtown-Airport Sub-Market Operating Performance
ADR ($)
RevPAR ($)
Occupancy (%)
2000-2010 ADR CAGR: (0.5%)
2000-2010 RevPAR CAGR: (0.9%)
$210
$180
$150
$120
$90
80%
77%
74%
71%
68%
65%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010

Competitive Set:

Hotels	Map Marker	Rooms	Year Opened
W Boston	★	*235*	*2009*
Langham Hotel Boston	1	318	1981
Millennium Bostonian	2	201	1983
Fairmont The Copley Plaza	3	383	1912
Hyatt Regency Boston	4	498	1985
Ritz-Carlton Boston Common	5	193	2001
Kimpton Nine Zero	6	190	2002
Total (including the W Boston)		**2,018**	



Investment Highlights:

Strengths
- Significant discount-to-replacement cost
- Superb facilities and amenities
- Stable market with excellent demand fundamentals
- Newly built high-quality luxury product
- Minimal capital expenditure needs

Opportunities
- Strong upside from operations that have yet to stabilize since the hotel's completion
- Expected positive impact from new lounge
- Attractive improving location
- Excellent 2012 market outlook
- Improved cash flow through Pebblebrook asset management and best practices

This summary information sheet contains certain "forward-looking" statements relating to, among other things, hotel EBITDA and hotel net operating income after capital reserves. The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made on this summary information sheet. When we use the words "projected," "expected," "planned" and "estimated" or other similar expressions, we are identifying forward-looking statements. The forward-looking statements on this summary information sheet are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. All information on this sheet is as of June 8, 2011. We undertake no duty to update the information to conform to actual results or changes in our expectations. For additional information, please visit our website at www.pebblebrookhotels.com.